UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2014

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-14948	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Fiserv Drive, Brookfield, Wisconsin 53045

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fiserv held its annual meeting of shareholders on May 28, 2014. At that meeting, the shareholders voted on four matters as follows:

Election of Directors

Fiserv’s shareholders elected seven directors to serve until the annual meeting of shareholders in 2015 and until each of their successors is elected and qualified by the following votes:

	Votes Cast
	For	Withheld	Broker Non-Votes
Christopher M. Flink	195,065,986	2,004,121	24,608,251
Dennis F. Lynch	193,262,415	3,807,692	24,608,251
Denis J. O’Leary	195,065,411	2,004,696	24,608,251
Glenn M. Renwick	186,017,427	11,052,680	24,608,251
Kim M. Robak	192,283,465	4,786,642	24,608,251
Doyle R. Simons	193,211,045	3,859,062	24,608,251
Thomas C. Wertheimer	192,172,180	4,897,927	24,608,251

Advisory Vote to Approve Named Executive Officer Compensation

Fiserv’s shareholders approved, on an advisory basis, the compensation of Fiserv’s named executive officers as disclosed in the 2014 proxy statement by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
186,407,248	7,350,977	3,311,882	24,608,251

Ratification of Independent Registered Public Accounting Firm

Fiserv’s shareholders ratified the appointment of Deloitte & Touche LLP as Fiserv’s independent registered public accounting firm for the year ending December 31, 2014 by the following votes:

Votes Cast
For	Against	Abstain
216,835,293	3,139,149	1,703,916

Shareholder Proposal Relating to Confidential Voting

Fiserv’s shareholders rejected a shareholder proposal relating to confidential voting by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
53,302,360	140,824,399	2,943,348	24,608,251

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: May 29, 2014	By:	/s/ Thomas J. Hirsch
Thomas J. Hirsch
Executive Vice President,
Chief Financial Officer,
Treasurer and Assistant Secretary